AGREEMENT BETWEEN LIENHOLDERS

THIS AGREEMENT is made   [DATE]    , by and between  [LENDING INSTITUTION]
                       ------------                -------------------------
        (hereinafter "Lender"), having a notice address at
-------                                                    -----------------
                       , COLONIAL TRUST COMPANY, as Trustee for the benefit
-----------------------
of the Bondholders of The Biltmore Group of Louisiana, L.L.C. (hereinafter "Trustee"), having a notice address at 5336 North 19th Avenue, Phoenix, Maricopa County, Arizona 85015, and THE BILTMORE GROUP of Louisiana, L.L.C. of 507 Trenton Street, West Monroe, Ouachita Parish, Louisiana 71291 (hereinafter "Borrower").

WHEREAS, Lender has committed to loan and intends to loan to Borrower
the sum of                to be evidenced by a promissory note ("the Note")
           -------------
executed by Borrower payable to Lender and secured by a first lien mortgage against the real property of Borrower described on EXHIBIT "A" attached, as well as a security interest in and to certain personal property of Borrower located in or on the property described on Exhibit "A", all of such real and personal property to be collateral for such loan and hereinafter collectively referred to as "the collateral;"

     WHEREAS, Lender may also make an interim construction loan to Borrower for additional projects.

     WHEREAS, the purpose of the Note is to provide interim financing for the purposes of construction of the facility commonly referred to as
                                     ; and the Note is to be paid
-------------------------------------
off from part of the proceeds of Borrower's Series        offering of
                                                  --------
bonds relative to the                  project in the amount of $            ,
                      -----------------                          ------------
a bond offering in the

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total amount of $9,900,000.00 ("the bonds") to be made by Borrower through
MMR Investment Bankers, Inc. (hereinafter "MMR") and for which Trustee has agreed to serve as the Indenture Trustee pursuant to a Trust Indenture dated October 2, 1998' ("the Trust Indenture").

     WHEREAS, pursuant to the Trust Indenture Borrower intends to issue a total of $9,900,000.00 of first mortgage bonds of which Series
                                                              ---------
in the amount of $              shall be used in regard to the
                  --------------                               -------------
           project, the balance of the bond proceeds of the $9,900,000.00
----------
offering are to be used for construction of the
                                               -----------------------------

----------------------------------------------------------------------------
                                                                 projects, or
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to payoff interim construction loans regarding such projects;

     WHEREAS, the bonds are to be secured by the same collateral as that securing the Note, and such liens securing the bonds are also to be a first lien of equal position and parity as the liens securing the Note;

     NOW, THEREFORE, IN CONSIDERATION of the mutual covenants and agreements herein contained, Lender, Trustee and Borrower do hereby agree as follows:

     1. Equity of Liens. The parties do hereby agree that Borrower shall execute one deed of trust or mortgage and security agreement and other collateral documents as may be required by Lender or Trustee for the benefit of both Lender and Trustee and that such collateral documents shall equally secure both the Note
                                      -2-
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and the bonds. The Note and the bonds shall both be secured by first liens of equal position and parity and shall be governed by the provisions of the deed of trust, mortgage, security agreement, or other documents or instruments creating the same, as well as, the provisions of this Agreement as hereinafter set forth.

      2. Definition of Indebtedness. The indebtedness or loan as hereinafter referred to shall consist of both (i) the Note, and (ii) the bonds. The interest of Lender and Trustee in the indebtedness shall vary as their respective interests therein may from time to time appear.

      3. Application of Payments. The parties agree that the proceeds of the bonds will be used to pay the principal balance and accrued interest, to the extent available, of the Note. On the tenth (10th) day of each calendar month during the term hereof, or more often at the Trustee's election, Trustee will deliver to Lender, via bank wire, for payment on the Note, all proceeds received from the sale of bonds, less brokerage fees and Trustee's fees, attorney's fees related hereto, other expenses related to the bond offering, and a sinking fund reserve (6 months) not
to exceed $           , until the Note is paid in full.  Lender acknowledges
           -----------
that Lender is aware of and consents to the establishment of the sinking
fund reserve in the amount of $           . Borrower understands and agrees
                               -----------
that proceeds of the bonds may not be used for other projects until the
Note is paid in full. In the event that the Prospectus pursuant to which the bonds are to be issued is inconsistent herewith, the Trustee shall give notice of same to
                                      -3-

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Lender and Borrower and all payments and disbursement of bond proceeds to any person shall be withheld until such inconsistency is resolved by the parties or court of law having appropriate jurisdiction of same.

     4. Procedures unon Default. Notwithstanding any provisions to the contrary set forth or contained in (i) the Note, in (ii) the bonds, in
(iii) the Trust Indenture, or in (iv) the mortgage, security agreement or other security instrument or document securing the payment of the indebtedness, in the event of a default by Borrower under any of the terms and provisions of the instruments or legal documents described above, at the election of either Lender or Trustee all of the indebtedness, both the Note and the bonds, shall become immediately due and payable in full. In the event of a default under either portion of the loan, the party holding such defaulted portion of the loan will give written notice to the other party within ten (10) days after learning of such event of default. If either Trustee or Lender elects to accelerate its portion of the loan as a result of any default, such party shall likewise give written notice to the other party of such election prior to taking any action thereon and, in such event, both Trustee and Lender agree to accelerate their respective portion of the loan on such election by either Trustee or Lender. In such event, all collection and foreclosure actions or proceedings shall be conducted jointly by Lender and Trustee. All legal fees, court costs and related expenses and all receipts from collection and foreclosure hereunder shall be shared
                                      -4-
proportionately between Lender and Trustee in the same proportion that the unpaid principal balance of each party's portion of the loan bears to the unpaid principal balance of the total loan; provided that, if the parties retain separate legal counsel to assist in collection or foreclosure or if a party retains legal counsel in addition to jointly-obtained counsel, then the party retaining such separate or additional legal counsel shall pay the fees and expenses thereof. In the event of a default under either portions of the loan, the Trustee and Lender hereto agree to work together in good faith in attempting to make joint decisions regarding such matters as collection attempts, foreclosure, selection of counsel, and maintenance and disposition of the collateral. In the event of receipt of proceeds from the collateral, any such proceeds shall be divided between Lender and Trustee based upon the unpaid principal balance of each party's portion of the loan bears to the unpaid principal balance of the total loan.

     5. Term. This Agreement shall continue until the earliest to occur of (a) payment in full of the Note and transfer of Lender's interest in the collateral documents to Trustee; (b) a final, nonappealable judgement has been entered foreclosing the collateral documents and the sale of the collateral has been made and confirmed as required by law and the proceeds from such sale disbursed to Lender and Trustee according to the terms hereof; or (c) the mutual written agreement of the parties to terminate this Agreement.

     6. Enforcement. In any action brought to enforce or defend any of the provisions of this Agreement, the prevailing party or parties shall be entitled to recover its reasonable attorney' s fees and expenses from any other party in addition to other relief awarded.

     7. Construction. This Agreement does not make any party the employee, agent, partner or legal representative of any other party for any purpose whatsoever. No party is granted any right or authority to assume or create any obligation or responsibility, express or implied, on behalf of or in the name of any other party.

     8.  Limitation on Advances By Lender.  Lender agrees that the total
advances on its Note to Borrower shall not exceed $             . In the event
                                                   -------------
that the total advances on the Note by Lender to Borrower for purposes of
Borrower's                  project does exceed $             , then such
           ----------------                      -------------
advances made in excess of $            shall be second in priority to the
                            ------------
first lien securing the bonds and the first $             advanced pursuant
                                             ------------
to the Note.

     9. Borrower's Indemnity. Borrower enters into this agreement hereby agreeing to the arrangement between Lender and Trustee set forth herein in all respects. Furthermore, Borrower does hereby agree to indemnify and hold harmless the Trustee of and from any loss, expense, damages, costs, attorney's fees or other liability incurred as a result of this agreement and the transactions contemplated hereby, and does hereby release Trustee from any liability or duty to inquire as to the validity of the
                                      -6-

Note owing to Lender, the proper use of the proceeds of the Note or the adequacy of funding documentation.

     IN WITNESS WHEREOF, the parties have executed this instrument effective the date first above written.

     DATED:
           ----------------


                                                    [NAME OF LENDER]
                                            ----------------------------

                                            ----------------------------

                                            By:
                                               -------------------------


                                            COLONIAL TRUST COMPANY, as
                                            Trustee for the benefit of the
                                            Bondholders of The Biltmore
                                            Group of Louisiana, L.L.C.

                                            By:
                                               -------------------------
                                               Susan D. Carlisle, Vice President


                                            THE BILTMORE GROUP OF LOUISIANA,
                                            L.L.C., a Louisiana limited
                                            liability Company


                                            By:
                                               -------------------------
                                               JoAnne. M. Caldwell-BayleS,
                                               Managing Member

The State of                    )
            --------------------
                                )
County of                       )
          ----------------------

     This instrument was acknowledged before me on the        day of
                                                      -------
                  By                          Of
-----------------    -------------------------   -------------------------


                                          ---------------------------------
                                          Notary Public State of
                                                                -----------

The State of Arizona       )
                           )
County of Maricopa         )

     This instrument was acknowledged before me on the day       of            ,
                                                          ------    -----------
by Susan D. Carlisle, Vice President of Colonial Trust Company, as Trustee for the benefit of the Bondholders of The Biltmore Group of Lousisana, L.L.C.


                                     ------------------------------
                                     Notary Public, State of Arizona


State of Louisiana  )
                    )
Parish of           )
          ----------

     This instrument was acknowledged before me on the      day of             ,
                                                      ------       ------------
by JoAnne M. Caldwell-Bayles, Managing Member of THE BILTMORE GROUP OF LOUISIANA, L.L.C.



                                     -----------------------------------
                                     Notary Public, State of Louisiana

                               EXHIBIT "A"


                     [LEGAL DESCRIPTON OF PROPERTY]